ASSIGNMENT AND AMENDMENT OF PROMISSORY NOTE

This Assignment, Assumption, Novation, and Amendment of Promissory Note (this **"Agreement"**) is entered into as of November 25, 2025 (the **"Effective Date"**), by and among:

(1) *Hemeihui E-Commerce Co., Ltd.*, a company organized under the laws of the People's Republic of China (**"Assignor"**);

(2) *Antiaging Doctor Hangzhou Holding Ltd.*, a company organized under the laws of the People's Republic of China (**"PRC Subsidiary"** or **"Original Maker"**);
(3) *Atlantic Equity Holdings Inc.*, a Delaware corporation (**"Assignee"**); and
(4) *Antiaging Quantum Living Inc.*, a New York corporation (**"Company" or "New Maker"**).

Assignor, Assignee, and Company are each referred to herein individually as a **"Party"** and collectively as the **"Parties."**

RECITALS

A. The Parties acknowledge and agree that the promissory note described below was not issued by the Company, but instead was issued by Antiaging Doctor Hangzhou Holding Ltd., a PRC subsidiary of the Company. The PRC Subsidiary issued that certain Promissory Note dated December 31, 2024, in the original principal amount of US$538,568 to Assignor (the **"Note"**).

B. Assignor desires to assign to Assignee all of Assignor's rights, title, interests, duties, and obligations under the Note, and Assignee desires to acquire the Note from Assignor.

C. The Company desires to assume, and Assignor and Assignee desire to release the PRC Subsidiary from, all obligations under the Note effective as of December 31, 2024, such that the Company becomes the sole obligor with respect to the Note for all purposes.

D. Following the assignment and assumption, the Company and Assignee desire to amend the Note to provide for the automatic conversion of the outstanding principal balance into shares of the Company's Class A common stock, par value $0.0001 per share, at a fixed conversion price.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. ASSIGNMENT

1.1 Assignment of Note

Assignor hereby irrevocably assigns, transfers, conveys, and delivers to Assignee all of Assignor's rights, title, interests, benefits, duties, and obligations in, under, and relating to the Note.

1.2 PRC Subsidiary Consent

The PRC Subsidiary hereby consents to the assignment of the Note by Assignor to Assignee.

1.3 Company Consent

The Company hereby **acknowledges and consents** to the assignment of the Note from Assignor to Assignee.

1.4 Release by Assignee

Assignee hereby releases Assignor from any and all obligations under the Note arising on or after the Effective Date.

2. ASSUMPTION AND NOVATION

2.1 Assumption by the Company

The Company hereby assumes all obligations, liabilities, and duties of the PRC Subsidiary under the Note, effective as of December 31, 2024.

2.2 Release of PRC Subsidiary

Assignor and Assignee each hereby release and forever discharge the PRC Subsidiary from all obligations under the Note arising on or after December 31, 2024.

2.3 Substitution of Debtor

Upon effectiveness of this Section 2, the Company shall be deemed the sole obligor under the Note for all purposes, and the Note shall thereafter be treated as a direct obligation of the **Company**.

2.4 Novation

The Parties expressly intend that this Section 2 constitutes a full and complete novation, substituting the Company in place of the PRC Subsidiary as maker of the Note.

3. AMENDMENT OF NOTE

Effective as of the Effective Date, and following the assumption and novation set forth above, the Company and Assignee hereby amend the Note as follows:

3.1 Automatic Conversion

Immediately upon the Effective Date, and notwithstanding any provision of the Note to the contrary, the entire outstanding principal balance of the Note shall automatically convert into fully paid and non-assessable shares of the Company's Class A common stock (the "Shares") without any further action by Assignee.

3.2 Conversion Price

The conversion price shall be $0.30 per share (the "Conversion Price").

3.3 Determination of Shares

The number of Shares issuable upon conversion shall be determined by dividing the outstanding principal of the Note by the Conversion Price. No fractional Shares shall be issued; any fractional amount shall be rounded down to the nearest whole Share.

3.4 Issuance Mechanics

Within ten (10) business days following the Effective Date, the Company shall:

i. instruct its transfer agent to issue the Shares to Assignee in book-entry form;
ii. record Assignee as the owner of the Shares as of the Effective Date; and
iii. include any restrictive legends required under applicable securities laws or transfer agent

procedures.

3.5 Satisfaction of Obligations

Upon the issuance of the Shares, the Note shall be deemed **fully paid, satisfied, discharged, and extinguished**.

4. TRANSFER AGENT FEES

Assignee acknowledges and agrees that all transfer agent fees, legend-removal fees, administrative costs, and processing charges relating to the issuance, transfer, or removal of restrictions on the Shares shall be borne solely by Assignee.

5. REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Parties that:

i. it has full power and authority to execute and deliver this Agreement;
ii. this Agreement constitutes a valid and binding obligation of such Party; and
iii. the execution and delivery of this Agreement does not violate any agreement to which such Party is bound.

6. GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict-of-law principles.

7. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered via PDF or electronic transmission shall be deemed original signatures.

[Signature Page Follows]

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Assignment and Amendment of Promissory Note as of the Effective Date.

ASSIGNOR

Hemeihui E-Commerce Co., Ltd.

By: ____________________

Name: Tingting Jiang

Title: Duly Authorized Signatory

ORIGINAL MAKER / PRC SUBSIDIARY

Antiaging Doctor Hangzhou Holding Ltd.

By: ____________________

Name:

Title:

ASSIGNEE

Atlantic Equity Holdings Inc.

By: ____________________

Name:

Title:

COMPANY

Antiaging Quantum Living Inc.

By: ____________________

Name: Barry Wan

Title: Chairman & Chief Executive Officer